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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant [_]
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                 Check the appropriate box:

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            [_]  Confidential, for Use of the Commission Only
                 (as permitted by Rule 14a-6(e)(2))
            [_]  Definitive Proxy Statement
            [_]  Definitive Additional Materials
            [X]  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  RYERSON INC.
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                (Name of Registrant as Specified In Its Charter)


                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
                                       AND
            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.
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       applies:_______________
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The following  press release was issued by Harbinger  Capital  Partners  Master
Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. on February 14, 2007.

                                      * * *

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FOR IMMEDIATE RELEASE

             HARBINGER CAPITAL PARTNERS COMMENTS ON RYERSON INC.'S
                     FOURTH QUARTER AND FULL YEAR EARNINGS

                       COMPANY CONTINUES TO UNDERPERFORM;
                RESULTS CONFIRM NEED FOR CHANGE AT BOARD LEVEL
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NEW YORK,  FEBRUARY 14, 2007 - Harbinger  Capital  Partners Master Fund I, Ltd.
and Harbinger Capital Partners Special Situations Fund, L.P. (together, "Harbinger") today commented on Ryerson Inc.'s (NYSE: RYI) fourth quarter and full year 2006 results which were released earlier today.

Larry Clark, Managing Director of Harbinger Capital Partners, said: "There has also been no improvement to the Company's dismal execution of steel service center basics - buying and selling steel profitably. Management's plan to fix the Company's serious inventory problem is linked to a technology conversion that is escalating in cost and will not be complete for almost two years. Considering this team's long history of substantial underperformance on the basic service center operating metrics of inventory management and cash generation, we harbor substantial doubts that they will deliver on this or any of their other stated initiatives to turn this business around."

Clark added, "As Ryerson's largest shareholder, we are very disappointed with but not surprised by today's announced fourth quarter and full year 2006 results. They are significantly below consensus estimates and certainly make the case for change in the Company's Board even more compelling. Along with a precipitous decline in net income which resulted in a 17 cent per share loss, the Company's gross margins are lower than they have been in almost a decade. We found it particularly troublesome to hear CEO Neil Novich attempt to minimize Ryerson's poor profit performance on today's quarterly call, when he stated that `looking at gross margin percent...is just not very useful' in gauging a company's financial health and relative performance."

Specifically, Harbinger noted that, based on the Ryerson earnings announcement and its previous public filings:

   o Despite a slight increase in fourth quarter revenue, Ryerson's net income declined precipitously from a year-ago profit of $6.3 million, or 24 cents a share, to a loss of $4.5 million, or 17 cents a share;
   o The Company came in below consensus estimates on both the top and bottom line(1);
   o Tons shipped decreased 10.5% year-over-year from 820 thousand tons in Q4 2005 to 734 thousand tons in Q4 2006;
   o Operating profit per ton decreased 55% year-over-year from $33 to $15 for Q4 2006;
   o   EBITDA margin decreased to 1.5% in Q4 2006 from 2.7% in Q4 2005;
   o Total debt increased 37.5% year-over-year from approximately $877.2 million to $1.2 billion;

---------------
(1)  Consensus  estimates are from:  I/B/E/S - Institutional  Brokers Estimates
     System

   o Debt to total capitalization stood at 65% at end of 2006 versus 61.6% at end of 2005;
   o LIFO adjusted inventory increased 47.4% from $1,107.0 million to $1,632.6 million, with 50% of that increase related to increased volume, not pricing;
   o   Inventory turns for Q4 2006 were 3.1x vs. 3.9x in Q4 2005;
   o The SAP conversion is now expected to cost $80 million instead of original estimate of $65 million; and
   o The company failed to provide meaningful financial guidance for the next quarter or for the 2007 full-year.

"Management continues to fail to execute their business plan and the Board is unable or unwilling to provide the appropriate guidance to enhance value for shareholders. The Company's cursory dismissal of Harbinger's proposals and failure to detail what elements of Harbinger's analysis they disagree with demonstrate their complete disregard for shareholders concerns, especially considering that the Company's performance issues we noted in January have only worsened. The bottom line is today's announcement clearly demonstrates a real need for change at the board level," concluded Clark.

Harbinger, which owns a 9.7 percent stake in Ryerson, is seeking the election of seven independent directors to replace the majority of the existing Board of Directors of Ryerson Inc. at the Company's 2007 Annual Meeting of shareholders. Harbinger's experienced and independent director nominees include Mr. Keith E. Butler, Mr. Eugene I. Davis, Mr. Daniel W. Dienst, Mr. Richard Kochersperger, Mr. Larry J. Liebovich, Mr. Gerald Morris and Mr. Allen Ritchie. Harbinger detailed its intention in a written notice to Ryerson's Board of Directors, filed in a Schedule 13-D amendment on January 3, 2007.


ABOUT HARBINGER CAPITAL PARTNERS

The Harbinger Capital Partners investment team located in New York City manages in excess of $5 billion in capital through two complementary strategies. Harbinger Capital Partners Master Fund I, Ltd. is focused on restructurings, liquidations, event-driven situations, turnarounds and capital structure arbitrage, including both long and short positions in highly leveraged and financially distressed companies. Harbinger Capital Partners Special Situations Fund, L.P. is focused on distressed debt securities, special situation equities and private loans/notes in a predominantly long-only strategy.

INVESTOR CONTACT:
Harbert Management Corporation - John McCullough - 205-987-5576

MEDIA CONTACT:
Sard Verbinnen & Co. - Brandy Bergman or Dan Gagnier - 212-687-8080



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

ADDITIONAL INFORMATION

HARBINGER INTENDS TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE RYERSON INC. 2007 ANNUAL MEETING. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF RYERSON INC. FOR USE AT THE 2007 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO RYERSON INC. STOCKHOLDERS AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN THE SCHEDULE 13D FILED BY HARBINGER AND IN AMENDMENTS THERETO.


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